Exhibit 99.1

FOR IMMEDIATE RELEASE

EMDEON REPORTS THIRD QUARTER RESULTS

Solutions Revenue of $287.9 million, Increased 12.9% for the Quarter and 9.4% Year-to-Date

Adjusted EBITDA of $101.8 million, Increased 8.2% for the Quarter and 9.3% Year-to-Date

NASHVILLE, Tenn. (November 6, 2015) – Emdeon Inc., a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights by leveraging its intelligent healthcare platform, today announced financial results for the third quarter and nine months ended September 30, 2015, as summarized below:

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2015	2014	% Change	2015	2014	% Change
Solutions Revenue (exclusive of postage)	$287.9	$255.0	12.9%	$810.2	$740.2	9.4%
Net Income (Loss)	($32.9)	($13.0)	-153.1%	($30.7)	($75.5)	59.3%
Adjusted EBITDA	$101.8	$94.1	8.2%	$287.2	$262.7	9.3%

Highlights include:

•	In August, closed the previously announced acquisition of Altegra Health.

•	In August, shareholders contributed $166.1 million of equity and the Company borrowed an additional $395.0 million under incremental term loan facilities and issued $250.0 million of 6% senior notes due 2021 to fund the acquisition of Altegra Health.

•	In September, announced plans to rebrand to Change Healthcare™ beginning in the fourth quarter of 2015. The Company accelerated amortization of its existing tradename asset and recognized approximately $31.5 million of amortization expense ($18.5 million net of tax) during the third quarter. Excluding the amortization of the existing trade name, net loss in the third quarter would have been approximately $14.4 million.

“We continue to make progress toward our strategic goals by improving existing capabilities and adding new solutions to better serve our customers,” commented Neil de Crescenzo, president and chief executive officer for Emdeon. “During the quarter, we successfully completed the previously announced acquisition of Altegra Health. This acquisition further expands the breadth and quality of our solutions by adding risk analytics and quality reporting capabilities, as well as enhancing our consumer engagement solutions. Additionally, we announced the plan to rebrand our company as Change Healthcare to better reflect our diverse capabilities and solutions as well as our integral position within the U.S. healthcare system.”

Solutions Revenue

Third quarter solutions revenue was $287.9 million, an increase of 12.9%, compared to $255.0 million for the same period in 2014. This increase in solutions revenue as compared to the prior year period was primarily due to recently acquired and developed solutions, including the Altegra Health acquisition, and continued volume gains in network solutions as a result of increases in the number of insured lives of customers from the ongoing expansion of Medicaid, Medicare Advantage and federal and state exchanges.

Year-to-date solutions revenue was $810.2 million, an increase of 9.4%, compared to $740.2 million for the same period in 2014.

Net Income/Loss

Third quarter net loss was $32.9 million compared to $13.0 million for the same period in 2014. Net loss was negatively impacted by the Company’s plan to rebrand as Change Healthcare beginning in the fourth quarter of 2015. The Company accelerated amortization of its existing tradename asset and recognized $31.5 million of amortization expense ($18.5 million net of taxes) during the three months ended September 30, 2015. Excluding the amortization of the existing trade name asset, net loss in the third quarter would have been approximately $14.4 million.

Year-to-date net loss was $30.7 million compared to $75.5 million for the same period in 2014.

Non-GAAP Adjusted EBITDA

Third quarter Non-GAAP Adjusted EBITDA increased 8.2% to $101.8 million, or 35.3% of solutions revenue, from $94.1 million, or 36.9% of solutions revenue, for the comparable period in 2014. This increase in Adjusted EBITDA compared to the prior year period is primarily due to business growth, including the impact of acquisitions. Non-GAAP Adjusted EBITDA decreased as a percentage of solutions revenue due to changes in revenue mix.

Year-to-date 2015 Non-GAAP Adjusted EBITDA increased 9.3% to $287.2 million, or 35.5% of solutions revenue, from $262.7 million, or 35.5% of solutions revenue, for the comparable period in 2014.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

Balance Sheet

As of September 30, 2015, cash and cash equivalents were $84.9 million compared to $82.3 million as of December 31, 2014.

In August, shareholders contributed $166.1 million of equity in conjunction with the Altegra acquisition.

Total debt increased during the third quarter to $2.8 billion compared to $2.1 billion at December 31, 2014. The increase in debt was due to the partial financing of the Altegra Health acquisition through $395.0 million of incremental term loans under our existing senior credit facilities and the issuance of $250.0 million of 6% senior notes due 2021.

Cash Flow

Cash flow provided by operations totaled $152.3 million for the nine months ended September 30, 2015 compared to $108.4 million for the same period in the prior year. Cash flow for the nine months ended September 30, 2015 was positively impacted by business growth, the effects of acquisitions and the timing of collections and related disbursements.

About Emdeon

Emdeon is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights by leveraging its intelligent healthcare platform, which includes the single largest financial and administrative network in the United States healthcare system. Emdeon’s platform and solutions integrate and automate key functions of its payer, provider and pharmacy customers throughout the patient encounter, from consumer engagement and pre-care eligibility and enrollment through payment. By using Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage complex workflows. For more information, visit www.emdeon.com.

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in Emdeon’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in Emdeon’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including Altegra Health) not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2014, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

Forward-looking statements made by Emdeon herein, or elsewhere, speak only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Revenue:
Solutions revenue	$287,946	$255,015	$810,162	$740,226
Postage revenue	89,839	86,593	268,119	256,747

Total revenue	377,785	341,608	1,078,281	996,973
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	129,385	116,909	371,859	344,741
Development and engineering	11,651	8,117	32,600	24,084
Sales, marketing, general and administrative	56,719	43,873	151,955	147,781
Customer postage	89,839	86,593	268,119	256,747
Depreciation and amortization	85,817	48,448	183,446	141,541
Accretion	6,458	4,452	15,254	9,220
Impairment of long-lived assets	219	3,114	1,180	82,689

Operating income (loss)	(2,303)	30,102	53,868	(9,830)
Interest expense, net	45,541	36,635	121,685	109,741
Contingent consideration	(4,660)	1,976	(4,825)	3,646
Other	—	—	—	(3,968)

Income (loss) before income tax provision (benefit)	(43,184)	(8,509)	(62,992)	(119,249)
Income tax provision (benefit)	(10,278)	4,493	(32,264)	(43,733)

Net income (loss)	$(32,906)	$(13,002)	$(30,728)	$(75,516)

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$84,958	$82,306
Accounts receivable, net of allowance for doubtful accounts of $4,425 and $6,377 at September 30, 2015 and December 31, 2014, respectively	278,826	233,791
Deferred income tax assets	15,457	18,893
Prepaid expenses and other current assets	34,354	29,246

Total current assets	413,595	364,236
Property and equipment, net	299,035	244,153
Goodwill	2,291,375	1,702,569
Intangible assets, net	1,694,838	1,539,394
Other assets, net	8,041	9,183

Total assets	$4,706,884	$3,859,535

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$27,265	$16,399
Accrued expenses	209,104	175,206
Deferred revenues	12,005	10,518
Current portion of long-term debt	31,265	27,308

Total current liabilities	279,639	229,431
Long-term debt, excluding current portion	2,750,330	2,135,468
Deferred income tax liabilities	448,929	413,227
Tax receivable agreement obligations to related parties	179,237	163,983
Other long-term liabilities	9,044	15,361
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	1,318,704	1,149,360
Accumulated other comprehensive income (loss)	(2,931)	(1,955)
Accumulated deficit	(276,068)	(245,340)

Total equity	1,039,705	902,065

Total liabilities and equity	$4,706,884	$3,859,535

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Operating activities
Net income (loss)	$(30,728)	$(75,516)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	183,446	141,541
Accretion	15,254	9,220
Equity compensation	6,814	5,914
Deferred income tax expense (benefit)	(28,837)	(44,886)
Amortization of debt discount and issuance costs	7,441	5,804
Contingent consideration	(4,825)	3,646
Impairment of long-lived assets	1,180	82,689
Other	(1,474)	(3,125)
Changes in operating assets and liabilities:
Accounts receivable	6,147	(12,656)
Prepaid expenses and other	(11,674)	(4,490)
Accounts payable	10,517	644
Accrued expenses, deferred revenue and other liabilities	(918)	(375)

Net cash provided by (used in) operating activities	152,343	108,410

Investing activities
Purchases of property and equipment	(39,175)	(37,673)
Payments for acquisitions, net of cash acquired	(717,669)	(87,909)
Other	(3,676)	(97)

Net cash provided by (used in) investing activities	(760,520)	(125,679)

Financing activities
Proceeds from Term Loan Facility	385,411	—
Proceeds from Senior Notes	243,453	—
Proceeds from Revolving Facility	60,000	65,000
Payments on Revolving Facility	(60,000)	(65,000)
Payments on Term Loan Facility	(11,870)	(9,659)
Payment of debt assumed from acquisition	(154,469)	(23,262)
Deferred financing obligation payments	(6,173)	(4,717)
Repurchase of Parent common stock	(4,351)	(960)
Capital contribution from Parent	166,881	3,256
Payment of Contingent Consideration	(5,553)	—
Other	(2,500)	—

Net cash provided by (used in) financing activities	610,829	(35,342)

Net increase (decrease) in cash and cash equivalents	2,652	(52,611)
Cash and cash equivalents at beginning of period	82,306	76,538

Cash and cash equivalents at end of period	$84,958	$23,927

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Net income (loss)	$(32,906)	$(13,002)	$(30,728)	$(75,516)
Interest expense, net	45,541	36,635	121,685	109,741
Income tax provision (benefit)	(10,278)	4,493	(32,264)	(43,733)
Depreciation and amortization	85,817	48,448	183,446	141,541

EBITDA	88,174	76,574	242,139	132,033

EBITDA Adjustments:
Equity compensation	2,631	2,232	6,814	5,914
Acquisition accounting adjustments	386	189	1,384	725
Acquisition-related costs	3,728	1,388	6,882	4,893
Transaction-related costs and advisory fees	1,960	1,683	5,138	4,799
Strategic initiatives, duplicative and transition costs	2,089	406	5,324	9,759
Severance costs	847	1,836	4,964	5,556
Accretion	6,458	4,452	15,254	9,220
Impairment of long-lived assets	219	3,114	1,180	82,689
Contingent consideration	(4,660)	1,976	(4,825)	3,646
Other non-routine, net	(51)	200	2,978	3,452

EBITDA Adjustments	13,607	17,476	45,093	130,653

Adjusted EBITDA	$101,781	$94,050	$287,232	$262,686

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Contact:

Julie Loftus Trudell

Senior Vice President, Investor Relations

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Direct: 615.932.3445

Cell: 757-642-1995

Email: jtrudell@emdeon.com